UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 7, 2010

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center, Suite 200
100 Matsonford Road, Radnor, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
and
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 2, 2010, Penn Virginia GP Holdings, L.P. (“PVG”) entered into an underwriting agreement (the “Underwriting Agreement”) with PVG GP, LLC (the “PVG General Partner”) and Penn Virginia Resource LP Corp. (“PVR LP Corp.”) and Penn Virginia Resource GP Corp. (“PVR GP Corp.”), indirect wholly owned subsidiaries of Penn Virginia Corporation (“Penn Virginia”), and Barclays Capital Inc., as the underwriter, covering the sale by PVR LP Corp. and PVR GP. Corp. (the “Offering”) of an aggregate of 8,827,429 common units, representing limited partner interests in PVG.

On June 7, 2010, immediately prior to the closing of the Offering, PVR GP Corp., PVG and the PVG General Partner entered into a contribution agreement (the “Contribution Agreement”) pursuant to which PVR GP Corp. contributed 100% of the membership interests in the PVG General Partner to PVG (the “Contribution”) and PVG was admitted as the sole member of PVG.

On June 7, 2010, immediately prior to the closing of the Offering, Penn Virginia Resource Partners, L.P. (the “Partnership”), PVR Finco LLC (“Finco”) and Finco’s subsidiaries entered into a Second Amendment (the “Amendment”) to the Amended and Restated Credit Agreement, dated August 5, 2008, among Finco, the Guarantors (as such term is defined in the Credit Agreement) party thereto, PNC Bank, National Association, as Administrative Agent, and the other Lenders (as such term is defined in the Credit Agreement) party thereto (the “Credit Agreement”).

The Amendment provides for, among other things, the (i) amendment of the definition of a “Change of Control” under the Credit Agreement, (ii) consent of the Lenders to the Offering and the Contribution and (iii) ability of the Partnership to issue up to an aggregate of $600,000,000 (including the Partnership’s previously issued $300 million aggregate principal amount of 8.25% Senior Notes due 2018) in unsecured indebtedness in connection with a senior or subordinated note offering.

A copy the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated herein by reference and is hereby filed. The description of the Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective immediately following the closing of the Offering on June 7, 2010, Nancy M. Snyder resigned from her position as Vice President, Chief Administrative Officer, General Counsel and Assistant Secretary of Penn Virginia Resource GP, LLC, the general partner of the Partnership (the “General Partner”).

Item 8.01.	Other Events.

Immediately prior to the closing of the Offering on June 7, 2010, Penn Virginia informed PVG, Penn Virginia Resource Holdings Corp., the Partnership and the General Partner that Penn Virginia irrevocably waived its right (for itself and any delegate of its rights) under the Fifth Amended and Restated Limited Liability Company Agreement of the General Partner to break a tie vote of the board of directors of the General Partner. A copy of the letter from Penn Virginia relating to such waiver is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of June 7, 2010, by and among PVR Finco LLC, the guarantors party thereto, PNC Bank, National Association, as Administrative Agent, and the other financial institutions party thereto.
99.1	Letter from Penn Virginia Corporation, dated June 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2010

Penn Virginia Resource Partners, L.P.
By:	Penn Virginia Resource GP, LLC,
its general partner

By:	/s/ William H. Shea, Jr.

Name:	William H. Shea, Jr.
Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of June 7, 2010, by and among PVR Finco LLC, the guarantors party thereto, PNC Bank, National Association, as Administrative Agent, and the other financial institutions party thereto.
99.1	Letter from Penn Virginia Corporation, dated June 7, 2010.